                                                                   EXHIBIT 10.20

                        REVOLVING LINE OF CREDIT NOTE


$25,000,000.00                                         Walnut Creek, California
                                                               October 15, 1997

     FOR VALUE RECEIVED, the undersigned ASCEND COMMUNICATIONS, INC. ("Borrower") promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank") at its office at Mt. Diablo Regional Commercial Banking Office, 1320 Willow Pass Road, Ste 440, Concord, California, or at such other place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of Twenty Five Million Dollars ($25,000,000.00), or so much thereof as may be advanced and be outstanding, with interest thereon, to be computed on each advance from the date of its disbursement (computed on the basis of a 360-day year, actual days elapsed) either (i) at a fluctuating rate per annum equal to the Prime Rate in effect from time to time, or (ii) at a fixed rate per annum determined by Bank to be one half of one percent (1/2%) above LIBOR published on the first day of the applicable Fixed Rate Term. When interest is determined in relation to the Prime Rate, each change in the rate of interest hereunder shall become effective on the date each Prime Rate change is announced within Bank. With respect to each LIBOR option selected hereunder, Bank is hereby authorized to note the date, principal amount, interest rate and Fixed Rate Term applicable thereto and any payments made thereon on Bank's books and records (either manually or by electronic entry) and/or on any schedule attached to this Note, which notations shall be prima facie evidence of the accuracy of the information noted.

A.   DEFINITIONS:

     As used herein, the following terms shall have the meanings set forth after each:

     1. "Business Day" means any day except a Saturday, Sunday or any other day designated as a holiday under Federal or California statute or regulation.

     2. "Fixed Rate Term" means a period commencing on a Business Day and continuing for one (1), three (3) or six (6) months, as designated by Borrower, during which all or a portion of the outstanding principal balance of this Note bears interest determined in relation to Bank's LIBOR; provided however, that no Fixed Rate Term may be selected for a principal amount less than One Hundred Thousand Dollars ($100,000.00); and provided further, that no Fixed Rate Term shall extend beyond the scheduled maturity date hereof. If any Fixed Rate Term would end on a day which is not a Business Day, then such Fixed Rate Term shall be extended to the next succeeding Business Day.

     3. "LIBOR" means the rate published in the Money Rates Section of the Wall Street Journal as the one (1), three (3) or six (6) month LIBOR (as applicable to the Fixed Rate Term in question) without regard to any reference in said Money Rates Section to contracts entered into subsequent to the date of publication.

     4. "Prime Rate" means at any time the rate of interest most recently announced within Bank at its principal office in San Francisco as its Prime Rate, with the understanding that the Prime Rate is one of Bank's base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as Bank may designate.

B.   INTEREST:

     1.  Payment of Interest.  Interest accrued on this Note shall be payable on
         -------------------
the last day of each month, commencing November 30, 1997.

     2.  Selection of Interest Rate Options.  At any time any portion of this
         ----------------------------------
Note bears interest determined in relation to LIBOR, it may be continued by Borrower at the end of the Fixed Rate Term applicable thereto so that all or a portion thereof bears interest determined in relation to the Prime Rate or in relation to LIBOR for a new Fixed Rate Term designated by Borrower. At any time any portion of this Note bears interest determined in relation to the Prime Rate, Borrower may convert all or a portion thereof so that it bears interest determined in relation to LIBOR for a Fixed Rate Term designated by Borrower.
At the time each advance is requested hereunder or Borrower wishes to select the LIBOR option for all or a portion of the outstanding principal balance hereof, and at the end of each Fixed Rate Term, Borrower shall give Bank notice specifying (a) the interest rate option selected by Borrower, (b) the principal amount subject thereto, and (c) if the LIBOR option is selected, the length of the applicable Fixed Rate Term. Any such notice may be given by telephone so long as, with respect to each LIBOR selection, (i) Bank receives written confirmation from Borrower not later than three (3) Business Days after such telephone notice is given, and (ii) such notice is given to Bank prior to 10:00 a.m., California time, on the first day of the Fixed Rate Term. For each LIBOR option requested hereunder, Bank will quote the applicable fixed rate to Borrower at approximately 10:00 a.m., California time, on the first day of the Fixed Rate Term. If Borrower does not immediately accept the rate quoted by Bank, any subsequent acceptance by Borrower shall be subject to a redetermination by Bank of the applicable fixed rate; provided however, that if Borrower fails to accept any such rate by 11:00 a.m., California time, on the Business Day such quotation is given, then the quoted rate shall expire and Bank shall have no obligation to permit a LIBOR option to be selected on such day. If no specific designation of interest is made at the time any advance is requested hereunder or at the end of any Fixed Rate Term, Borrower shall be deemed to have made a Prime Rate interest selection for such advance or the principal amount to which such Fixed Rate Term applied.

     3.  Additional LIBOR Provisions.  If Bank at any time shall determine that
         ---------------------------
for any reason adequate and reasonable means do not exist for ascertaining LIBOR, then Bank shall promptly give notice thereof to Borrower. If such notice is given and until such notice has been withdrawn by Bank, then (i) no new LIBOR option may be selected by Borrower, and (ii) any portion of the outstanding principal balance hereof which bears interest determined in relation to Bank's LIBOR, subsequent to the end of the Fixed Rate Term applicable thereto, shall bear interest determined in relation to the Prime Rate.

     4.  Default Interest.  From and after the maturity date of this Note, or
         ----------------
such earlier date as all principal owing hereunder becomes due and payable by acceleration or otherwise, the outstanding principal balance of this Note shall bear interest until paid in full at an increased rate per annum (computed on the basis of a 360-day year, actual days elapsed) equal to two percent (2%) above the rate of interest from time to time applicable to this Note.

C.   BORROWING AND REPAYMENT:

     1.  Borrowing and Repayment.  Borrower may from time to time during the
         -----------------------
term of this Note borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions of this Note and of any document executed in connection with or governing this Note; provided however, that the total outstanding borrowings under this Note shall not at any time exceed the principal amount stated above. The unpaid principal balance of this obligation at any time shall be the total amounts advanced hereunder by the holder hereof less the amount of principal payments made hereon by or for any Borrower, which balance may be endorsed hereon from time to time by the holder. The outstanding principal balance of this Note shall be due and payable in full on June 30,1999.

     2.  Advances.  Advances hereunder, to the total amount of the principal sum
         --------
stated above, may be made by the holder at the oral or written request of (a) Mory Ejabat or Michael Ashby or Michael J. Johnson, any one acting alone, who are authorized to request advances and direct the disposition of any advances until written notice of the revocation of such authority is received by the holder at the office designated above, or (b) any person, with respect to advances deposited to the credit of any account of any Borrower with the holder, which advances, when so deposited, shall be conclusively presumed to have been made to or for the benefit of each Borrower regardless of the fact that persons other than those authorized to request advances may have authority to draw against such account. The holder shall have no obligation to determine whether any person requesting an advance is or has been authorized by any Borrower.

     3.  Application of Payments.  Each payment made on this Note shall be
         -----------------------
credited first, to any interest then due and second, to the outstanding principal balance hereof. All payments credited to principal shall be applied first, to the outstanding principal balance of this Note which bears interest determined in relation to the Prime Rate, if any, and second, to the outstanding principal balance of this Note which bears interest determined in relation to Bank's LIBOR, with such payments applied to the oldest Fixed Rate Term first.

D.   EVENTS OF DEFAULT:

     This Note is made pursuant to and is subject to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of November 30, 1995, as amended from time to time (the "Credit Agreement"). Any default in the payment or performance of any obligation under this Note, or any defined event of default under the Credit Agreement, shall constitute an "Event of Default" under this Note.

E.   MISCELLANEOUS:

     1.  Remedies.  Upon the occurrence of any Event of Default, the holder of
         --------
this Note, at the holder's option, may declare all sums of principal and interest outstanding hereunder to be immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are expressly waived by each Borrower, and the obligation, if any, of the holder to extend any further credit hereunder shall immediately cease and terminate. Each Borrower shall pay to the holder immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of the holder's in-house counsel), incurred by the holder in connection with the enforcement of the holder's rights and/or the collection of any amounts which become due to the holder under this Note, and the prosecution or defense of any action in any way related to this Note, including without limitation, any action for declaratory relief, and including any of the foregoing incurred in connection with any bankruptcy proceeding relating to any Borrower.

     2.  Regulatory Costs and Reserve Percentages.  Upon Bank's demand, Borrower
         ----------------------------------------
shall pay to Bank, in addition to all other amounts which may be, or become, due and payable under this Note any and all future, supplemental, emergency or other changes in Reserve Percentages (as defined below), assessment rates imposed by the Federal Deposit Insurance Corporation, or similar requirements or costs imposed by any domestic or foreign governmental authority and related in any manner to LIBOR
(collectively, "Regulatory Costs"), to the extent they are not internalized by calculation of LIBOR. Further, at Bank's option, LIBOR shall be automatically adjusted by adjusting the Reserve Percentage, as determined by Bank in its prudent banking judgment, from the date of imposition (or subsequent date selected by Bank) of any such Regulatory Costs. Bank shall give Borrower notice of any Regulatory Costs as soon as practicable after their occurrence, but Borrower shall be liable for any Regulatory Costs regardless of whether or when notice is so given. As used herein, "Reserve Percentage" shall mean at any time the percentage announced within Bank as the reserve percentage under Regulation D for loans and obligations making reference to LIBOR for a Fixed Rate Term or time remaining in a Fixed Rate Term, as appropriate; the Reserve Percentage shall be based on Regulation D or other regulations from time to time in effect concerning reserves for Eurocurrency Liabilities from related institutions as though Bank were in a net borrowing position, as promulgated by the Board of Governors of the Federal Reserve System or its successor.

     3.  Indemnification.  Borrower hereby agrees to indemnify and hold Bank
         ---------------
free and harmless from any loss or expense (including, without limitation, any loss or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by Bank to fund or maintain any LIBOR based advances which Bank may incur as a result of (a) a default by Borrower in payment when due of the principal amount or interest on any LIBOR based advance,
(b) Borrower's failure to make a borrowing, conversion or extension with respect to a LIBOR based advance after making a request therefor, (c) a prepayment (whether mandatory or otherwise) of a LIBOR based advance prior to the expiration of a related Fixed Rate Term, and (d) any demand for payment following default of a LIBOR Loan by Bank prior to the expiration of the related Fixed Rate Term. At the election of Bank such losses shall be conclusively deemed to consist of an amount equal to the sum of:

          (a) the interest that would have been received from Borrower on the amounts to be reemployed during the Fixed Rate Term (or remaining portion thereof) in question had Borrower not prepaid, repaid or failed to borrow, convert or extend, such funds, as the case may be, less

          (b) the return which Bank could have obtained had it placed such funds on deposit in the interbank dollar market selected by Bank in its sole discretion on the date of such prepayment, repayment or failure to borrow, convert or extend, as the case may be, and such funds had remained on deposit until the end of the relevant Fixed Rate Term.

     4.  Governing Law.  This Note shall be governed by and construed in
         -------------
accordance with the laws of the State of California, except to the extent Bank has greater rights or remedies under Federal law, whether as a national bank or otherwise, in which case such choice of California law shall not be deemed to deprive Bank of any such rights and remedies as may be available under Federal law.



ASCEND COMMUNICATIONS, INC.


By:  /s/ Michael Ashby
    ----------------------------
    Michael Ashby
    Executive Vice President and
    Chief Financial Officer

                             FOREIGN CURRENCY NOTE



$__________ Dollar                                          Oakland, California
equivalent of _______________.                                  ________, 199_



     FOR VALUE RECEIVED, the undersigned ASCEND COMMUNICATIONS, INC. promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank") at the location specified in each Notice of Borrowing, or at such other place as the holder hereof may designate, in lawful money of _______________________ and in immediately available funds, the Dollar equivalent principal sum of _______________________ Dollars ($___________) outstanding, with interest thereon, to be computed on the outstanding principal balance hereof from the date of disbursement (computed on the basis of a 360-day year, actual days elapsed) at a fixed rate per annum determined by Bank to be one-half percent (.50%) above LIBOR published on the first day of the applicable Term.

A.   DEFINITIONS:

     As used herein, the following terms shall have the meanings set forth after each:

     1. "Business Day" means any day except a Saturday, Sunday, any other day designated as a holiday under Federal or California statute or regulation or any day on which banks in _______________ are not open for the regular conduct of business.

     2. "LIBOR" means the rate published in the Money Rates Section of the Wall Street Journal as the one (1), three (3) or six (6) month LIBOR (as applicable to the Term in question) without regard to any reference in said Money Rates Section to contracts entered into subsequent to the date of publication.

     3. "Notice of Borrowing" means a notice of borrowing in the form of Exhibit A attached hereto, duly completed and executed.

     4. "Term" means with respect to each Advance hereunder, a period commencing on a Business Day and terminating one, three or six months thereafter, as selected by Borrower, provided however, that no Term shall extend beyond the scheduled maturity date of the Line of Credit. If the last day of a Term falls on a day which is not a Business Day, the Term shall be extended to the next Business Day.

     Terms used herein and defined in the Credit Agreement have the meanings herein ascribed to them in the Credit Agreement.

B.   INTEREST/PRINCIPAL:

     1.  Payment of Interest and Principal.  Interest accrued on this Note,
         ---------------------------------
together with the principal amount of this Note, shall be due and payable in full on the last day of the Term selected by Borrower.

     2.  Payments.  All payments to be made and all proceeds received by Bank
         --------
under this Note shall be in immediately available funds in the Foreign Currency denominated above, without any setoff or counterclaim and free and clear of, and without deduction for, any and all present and future taxes, duties, withholdings, fees, levies, imposts or any other charges of any nature whatsoever. Without reducing any amount which Bank is to receive under this Note, Borrower, for and on behalf of Bank, agrees to pay or cause to be paid directly to the appropriate governmental authorities, or to reimburse Bank for the cost of, any and all present and future taxes, withholdings, duties, fees, levies, imposts and other charges of any nature whatsoever, including, but not limited to, United States of America interest equalization taxes, if any, levied or imposed by any governmental authority on or with regard to any aspect of the transaction contemplated in or by this Note, except such taxes as may be measured by or imposed upon Bank's net income by, or franchise taxes imposed upon Bank by, the United States of America or the State of California. Any stamp tax required for this transaction, whether at execution or subsequently, shall be paid by Borrower.

     3.  Withholding.  If Borrower is prohibited by any law of any jurisdiction
         -----------
from making payments under this Note unless a tax, withholding, duty, fee or other charge (hereinafter collectively called "Withholding Taxes") is deducted or withheld therefrom, or from reimbursing Bank for any tax, duty, fee, levy or impost or other charge as provided above, Borrower shall pay to Bank or any other holder of this Note as of the date of payment of any Withholding Taxes, such additional amounts as may be necessary in order that the net amount received by Bank or any other holder of this Note after such deduction or withholding shall equal the amount which would have been received if such deduction or withholding was not required. Borrower shall confirm that all such Withholding Taxes imposed on this transaction or on any payments made or received by Bank under this Note shall have been paid to the appropriate taxing authorities by delivering to Bank within thirty (30) days after payment of any such Withholding Taxes, valid and properly completed official tax receipts or notarized copies of such receipts together with any other evidence requested by Bank to document such payment.

     4.  Additional LIBOR Rate Provision.  If any law, treaty, rate, regulation
         -------------------------------
or determination of a court or governmental authority or any change therein makes it unlawful for Bank to (i) make or (ii) maintain a Foreign Currency Loan under this Note, then, in the former case, any obligation of Bank to make such Foreign Currency Loan shall be cancelled, and, in the latter case, Borrower shall immediately upon demand by Bank prepay all principal and interest, fees, costs and expenses owing with respect to such Foreign Currency Loans, including, without limitation amounts due under paragraph B.5(a) hereof.

     5.  Additional Provisions.
         ---------------------

     (a) The Borrower hereby agrees to indemnify and hold the Bank free and harmless from any loss or expense (including, without limitation, any loss or expense incurred by reason of hedging, funding or breakage in connection with Foreign Currency Loan hereunder and/or the liquidation or redeployment of deposits or other funds acquired by Bank to fund or maintain any advance bearing interest in relation to LIBOR which Bank may incur as a result of (i) the failure by the Borrower to accept or complete a borrowing after making a request therefor, (ii) a prepayment in whole or in part of this Note prior to the expiration of the selected Term; or (iii) the failure to pay principal and interest on this Note in full on the last day of the selected Term. At the election of Bank such losses shall be conclusively deemed to consist of an amount equal to the sum of:

          (a) the interest that would have been received from Borrower on the amounts to be reemployed during the Term (or remaining portion thereof) in question had Borrower not prepaid, repaid or failed to borrow, such funds, as the case may be, less

          (b) the return which Bank could have obtained had it placed such funds on deposit in the interbank dollar market selected by Bank in its sole discretion on the date of such prepayment, repayment or failure to borrow, as the case may be, and such funds had remained on deposit until the end of the relevant Term.

     Bank shall deliver to the Borrower a written statement of any amounts due Bank as provided above, and such statement, in the absence of manifest error, shall be fixed and binding on both parties. Borrower agrees to pay all such costs and expenses incurred by Bank on demand by Bank.

     (c) Upon Bank's demand, Borrower shall pay to Bank, in addition to all other amounts which may be, or become, due and payable under this Note any and all future, supplemental, emergency or other changes in Reserve Percentages (as defined below), assessment rates imposed by the Federal Deposit Insurance Corporation, or similar requirements or costs imposed by any domestic or foreign governmental authority and related in any manner to LIBOR (collectively, "Regulatory Costs"), to the extent they are not internalized by calculation of LIBOR. Further, at Bank's option, LIBOR shall be automatically adjusted by adjusting the Reserve Percentage, as determined by Bank in its prudent banking judgment, from the date of imposition (or subsequent date selected by Bank) of any such Regulatory Costs. Bank shall give Borrower notice of any Regulatory Costs as soon as practicable after their occurrence, but Borrower shall be liable for any Regulatory Costs regardless of whether or when notice is so given. As used herein, "Reserve Percentage" shall mean at any time the percentage announced within Bank as the reserve percentage under Regulation D for loans and obligations making reference to LIBOR for a Fixed Rate Term or time remaining in a Fixed Rate Term, as appropriate; the Reserve Percentage shall be based on Regulation D or other regulations from time to time in effect concerning reserves for Eurocurrency Liabilities from related institutions as though Bank were in a net borrowing position, as promulgated by the Board of Governors of the Federal Reserve System or its successor.

     6.  Default Interest.  From and after the last day of the selected Term, or
         ----------------
such earlier date as all principal owing hereunder becomes due and payable by acceleration or otherwise, the outstanding principal balance of this Note shall bear interest until paid in full at an increased rate per annum (computed on the basis of a 360-day year, actual days elapsed) equal to two percent (2%) above the rate of interest from time to time applicable to this Note.

C.   BORROWING AND REPAYMENT:

     1.  Advances.  The proceeds of this Note shall be deposited by Bank into
         --------
the account designated in the Notice of Borrowing.

     2.  Application of Payments.  Each payment made on this Note shall be
         -----------------------
credited first, to any interest then due and second, to the outstanding principal balance hereof.

     3.  Prepayment.  Borrower may not prepay principal on this Note, unless
         ----------
required to do so under Section B.4 or E.1. of this Note. All prepayments are subject to the terms of Section B.5(a).

D.   EVENTS OF DEFAULT:

     This Note is a Foreign Currency Note made pursuant to and is subject to the terms and conditions of the Credit Agreement dated November 30, 1995 between Bank and Borrower, as amended, renewed or restated from time to time. Any default in the payment or performance of any obligation, or any defined event of default, under said Credit Agreement shall constitute an "Event of Default" under this Note.

E.   MISCELLANEOUS:

     1.  Remedies.  Upon the occurrence of any Event of Default, the holder of
         --------
this Note, at the holder's option, may, subject to Section 6.2 of the Credit Agreement, declare all sums of principal and interest outstanding hereunder to be immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are expressly waived by Borrower, and the obligation, if any, of the holder to extend any further credit hereunder shall immediately
cease and terminate.   Borrower shall pay to the holder immediately upon demand
the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of the holder's in-house counsel), incurred by the holder in connection with the enforcement of the holder's rights and/or the collection of any amounts which become due to the holder under this Note, and the prosecution or defense of any action in any way related to this Note, including without limitation, any action for declaratory relief, and including any of the foregoing incurred in connection with any bankruptcy proceeding relating to Borrower.

     2.  Governing Law.  This Note shall be governed by and construed in
         -------------
accordance with the laws of the State of California, except to the extent Bank has greater rights or remedies under Federal law, whether as a national bank or otherwise, in which case such choice of California law shall not be deemed to deprive Bank of any such rights and remedies as may be available under Federal law, without, in either case, giving effect to the principles of choice of law of the State of California or Federal law.

     3.  Determination.  The determination of the Dollar equivalent principal
         -------------
balance of this Note shall be made from time to time by Bank on the basis of the generally prevailing spot rate of exchange in San Francisco, California, at 11 a.m. on each date of determination, for the sale against Dollars of cable transfers of the applicable Foreign Currency from San Francisco to the applicable foreign country.

ASCEND COMMUNICATIONS, INC.

By: __________________________

Title: _____________________

                     FIRST AMENDMENT TO CREDIT AGREEMENT



     THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of October 15, 1997, by and between ASCEND COMMUNICATIONS, INC., a Delaware corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").



                                 RECITALS
                                 --------



     WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of November 30, 1995, as amended from time to time ("Credit Agreement").



     WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.



     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:



     1. Section 1.1(a) is hereby amended (a) by deleting "November 30, 1997" as the last day on which Bank will make advances under the Line of Credit, and by substituting for said date "June 30, 1999," and (b) by deleting "Fifteen Million Dollars ($15,000,000.00)" as the maximum principal amount available under the Line of Credit, and by substituting for said amount "Twenty-Five Million Dollars ($25,000,000.00)," with such changes to be effective upon the execution and delivery to Bank of a promissory note substantially in the form of Exhibit A attached hereto (which promissory note shall replace and be deemed the Line of Credit Note defined in and made pursuant to the Credit Agreement) and all other contracts, instruments and documents required by Bank to evidence such change.



     2. Section 1.1(b) is hereby amended by deleting "Fifteen Million Dollars ($15,000,000.00)" as the maximum principal amount available under the Foreign Currency Subfeature, and by substituting for said amount "Twenty-Five Million Dollars ($25,000,000.00," with such changes to be effective upon the execution and delivery to Bank of a promissory note substantially in the form of Exhibit B attached hereto (which promissory note shall replace and be deemed the form of Foreign Currency Note defined in and made pursuant to the Credit Agreement) and all other contracts, instruments and documents required by Bank to evidence such change.

  3. The following is hereby added to the Credit Agreement as Section 1.1(c), and section 1.1(c) shall be renumbered as Section 1.1(d), respectively:


               "(c)  Letter of Credit Subfeature.  As a subfeature under the
                     ---------------------------
          Line of Credit, Bank agrees from time to time during the term thereof to issue standby letters of credit for the account of Borrower to support obligations of Borrower incurred in the ordinary course of business (each, a "Letter of Credit" and collectively, "Letters of Credit"); provided however, that the form and substance of each Letter of Credit shall be subject to approval by Bank, in its sole discretion; and provided further, that the aggregate undrawn amount of all outstanding Letters of Credit shall not at any time exceed Ten Million dollars ($10,000,000.00). No Letter of Credit shall have an expiration date subsequent to the maturity date of the Line of Credit. The undrawn amount of all Letters of Credit shall be reserved under the Line of Credit and shall not be available for borrowings thereunder. Each Letter of Credit shall be subject to the additional terms and conditions of the Letter of Credit Agreement and related documents, if any, required by Bank in connection with the issuance thereof (each, a "Letter of Credit Agreement" and collectively, "Letter of Credit Agreements"). Each draft paid by Bank under a Letter of Credit shall be deemed an advance under the Line of Credit and shall be repaid by Borrower in accordance with the terms and conditions of this Agreement applicable to such advances; provided however, that if advances under the line of Credit are not available, for any reason, at the time any draft is paid by Bank, than Borrower shall immediately pay to Bank the full amount of such draft, together with interest thereon from the date such amount is paid by Bank to the date such amount is fully repaid by Borrower, at the rate of interest applicable to advances under the Line of Credit. In such event Borrower agrees that Bank, in its sole discretion, may debit any demand deposit account maintained by Borrower with Bank for the amount of any such draft."



     4. Section 1.2(c) is hereby deleted in its entirety, and the following substituted therefor:



               "(c)  Letter of Credit Fees.  Borrower shall pay to Bank (i) fees
                     ---------------------
          upon the issuance of each Letter of Credit equal to fifty-five hundredths of one percent (.55%) per annum (computed on the basis of a 360-day year, actual days elapsed) of the face amount thereof, and (ii) fees upon the payment or negotiation by Bank of each draft under any Letter of Credit and fees upon the occurrence of any other activity with respect to any Letter of Credit
          (including without limitation, the transfer, amendment or cancellation of any Letter of Credit) determined in accordance with Bank's standard fees and charges then in effect for such activity."



     5. Section 4.9(a) is hereby deleted in its entirety, and the following substituted therefor:



               "(a) Tangible Net Worth not at any time less than $300,000.00, with "Tangible Net Worth" defined as the aggregate of total stockholders' equity less goodwill."



     6. Section 4.9(b) is hereby deleted in its entirety, and the following substituted therefor:



               "(b) Total Liabilities divided by Tangible Net Worth not at any time greater than 0.75 to 1.00, with "Total Liabilities" defined as the aggregate of current liabilities and non-current liabilities, and with "Tangible Net Worth" as defined above."



     7. Section 4.9(c) is hereby deleted in its entirety, and the following substituted therefor:



               "(c) Quick Ratio not at any time less than 1.00 to 1.00, with "Quick Ratio" defined as the aggregate of unrestricted cash, unrestricted marketable securities and receivables convertible into cash divided by total current liabilities plus the outstanding principal balance of the Line of Credit at the time of determination of the Quick Ratio."



     8. Sections 4.9(d) and (f) are deleted without substitution. Sections 4.9(e) remains in effect.



     9. Section 5.2 is hereby deleted in its entirety, and the following substituted therefor:



               "SECTION 5.2. ACQUISITIONS, LEASES AND CAPITAL EXPENDITURES. Acquire all or substantially all of the assets or stock of any other entity or make any additional investment in fixed assets in any fiscal year or incur new obligations for the lease or hire of real or personal property requiring payments in any fiscal year in excess of an aggregate of $250,000,000.00, provided however, that for the purpose of this covenant, payments in the form of Borrower's stock shall be excluded in computing the payments permitted in a fiscal year. Notify Bank of any transaction or series of related transactions of the types referenced in this Section 5.2 requiring payment by Borrower of $100,000,000.00 or more, subject to the "provided, however" clause above."



     10. Section 5.3 is hereby deleted in its entirety, and the following substituted therefor:



               "SECTION 5.3. OTHER INDEBTEDNESS. Create, incur, assume or permit to exist any indebtedness or liabilities resulting from borrowings, loans or advances, whether secured or unsecured, matured or unmatured, liquidated or unliquidated, joint or several, except (a) the liabilities of Borrower to Bank, and (b) any other liabilities of Borrower existing as of, and disclosed to Bank prior to, the date hereof; (c) trade debt incurred in the ordinary course of business, and (d) other debt not to exceed $100,000,000.00 outstanding in the aggregate incurred for the purpose of acquiring equipment and/or real estate."



     11. The reference in Section 5.7 to "September 30, 1995" is hereby amended to read "September 30, 1997".



     12. The references in Sections 6.1(d) and (e) to "25,000,000.00" are hereby amended to read "$50,000,000.00".



     13.  The following is hereby added to the Credit Agreement as Section 7.10:



               "SECTION 7.10.  ARBITRATION.



               (a) Arbitration.  Upon the demand of any party, any Dispute shall
                   -----------
          be resolved by binding arbitration (except as set forth in (e) below) in accordance with the terms of this Agreement. A "Dispute" shall mean any action, dispute, claim or controversy of any kind, whether in contract or tort, statutory or common law, legal or equitable, now existing or hereafter arising under or in connection with, or in any way pertaining to, any of the Loan Documents, or any past, present or future extensions of credit and other activities, transactions or obligations of any kind related directly or indirectly to any of the Loan Documents, including without limitation, any of the foregoing arising in connection with the exercise of any self-help, ancillary or other remedies pursuant to any of the Loan Documents. Any party may by summary proceedings bring an action in court to compel arbitration of a Dispute. Any party who fails or refuses to submit to arbitration following a lawful demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any Dispute.



               (b)  Governing Rules.  Arbitration proceedings shall be
                    ---------------
          administered by the American Arbitration Association ("AAA") or such other administrator as the parties shall mutually agree upon in accordance with the AAA Commercial Arbitration Rules. All Disputes submitted to arbitration shall be resolved in accordance with the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the Loan Documents. The arbitration shall be conducted at a location in California selected by the AAA or other administrator. If there is any inconsistency between the terms hereof and any such rules, the terms and procedures set forth herein shall control. All statutes of limitation applicable to any Dispute shall apply to any arbitration proceeding. All discovery activities shall be expressly limited to matters directly relevant to the Dispute being arbitrated. Judgment upon any award rendered in an arbitration may be entered in any court having jurisdiction; provided however, that nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. (S)91 or any similar applicable state law.



               (c) No Waiver; Provisional Remedies, Self-Help and Foreclosure.
                   ----------------------------------------------------------
          No provision hereof shall limit the right of any party to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or to obtain provisional or ancillary remedies, including without limitation injunctive relief, sequestration, attachment, garnishment or the appointment of a receiver, from a court of competent jurisdiction before, after or during the pendency of any arbitration or other proceeding. The exercise of any such remedy shall not waive the right of any party to compel arbitration or reference hereunder.



               (d) Arbitrator Qualifications and Powers; Awards.  Arbitrators
                   --------------------------------------------
          must be active members of the California State Bar or retired judges of the state or federal judiciary of California, with expertise in the substantive laws applicable to the subject matter of the Dispute. Arbitrators are empowered to resolve Disputes by summary rulings in response to motions filed prior to the final arbitration hearing. Arbitrators (i) shall resolve all Disputes in accordance with the substantive law of the state of California, (ii) may grant any remedy or relief that a court of the state of California could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award, and (iii) shall have the power to award recovery of all costs and fees, to impose sanctions and to take such other actions as they deem necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the California Rules of Civil Procedure or other applicable law. Any Dispute in which the amount in controversy is $5,000,000 or less shall be decided by a single arbitrator who shall not render an award of greater than $5,000,000 (including damages, costs, fees and expenses). By submission to a single arbitrator, each party expressly waives any right or claim to recover more than $5,000,000. Any Dispute in which the amount in controversy exceeds $5,000,000 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations.



               (e) Judicial Review.  Notwithstanding anything herein to the
                   ---------------
          contrary, in any arbitration in which the amount in controversy exceeds $25,000,000, the arbitrators shall be required to make specific, written findings of fact and conclusions of law. In such arbitrations (i) the arbitrators shall not have the power to make any award which is not supported by substantial evidence or which is based on legal error, (ii) an award shall not be binding upon the parties unless the findings of fact are supported by substantial evidence and the conclusions of law are not erroneous under the substantive law of the state of California, and (iii) the parties shall have in addition to the grounds referred to in the Federal Arbitration Act for vacating, modifying or correcting an award the right to judicial review of (A) whether the findings of fact rendered by the arbitrators are supported by substantial evidence, and (B) whether the conclusions of law are erroneous under the substantive law of the state of California. Judgment confirming an award in such a proceeding may be entered only if a court determines the award is supported by substantial evidence and not based on legal error under the substantive law of the state of California.



               (f) Real Property Collateral; Judicial Reference.
                   --------------------------------------------
          Notwithstanding anything herein to the contrary, no Dispute shall be submitted to arbitration if the Dispute concerns indebtedness secured directly or indirectly, in whole or in part, by any real property unless (i) the holder of the mortgage, lien or security interest specifically elects in writing to proceed with the arbitration, or
          (ii) all parties to the arbitration waive any rights or benefits that might accrue to them by virtue of the single action rule statute of California, thereby agreeing that all indebtedness and obligations of the parties, and all mortgages, liens and security interests securing such indebtedness and obligations, shall remain fully valid and enforceable. If any such Dispute is not submitted to arbitration, the Dispute shall be referred to a referee in accordance with California Code of Civil Procedure Section 638 et seq., and this general reference agreement is intended to be specifically enforceable in accordance with said Section 638. A referee with the qualifications required herein for arbitrators shall be selected pursuant to the AAA's selection procedures. Judgment upon the decision rendered by a referee shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.

               (g) Miscellaneous.  To the maximum extent practicable, the AAA,
                   -------------
          the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the Dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business, by applicable law or regulation, or to the extent necessary to exercise any judicial review rights set forth herein. If more than one agreement for arbitration by or between the parties potentially applies to a Dispute, the arbitration provision most directly related to the Loan Documents or the subject matter of the Dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Loan Documents or any relationship between the parties."



     14. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.



     15. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.



     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.



                                WELLS FARGO BANK,
ASCEND COMMUNICATIONS, INC.       NATIONAL ASSOCIATION


By:  /s/Michael Ashby             By: /s/Steve Bojkovic
    ----------------------------     ---------------------
     Michael Ashby                   Steven Bojkovic
     Executive Vice President        Vice President
     and Chief Financial Officer

                         REVOLVING LINE OF CREDIT NOTE



$25,000,000.00                                        Walnut Creek, California
                                                              October 15, 1997



     FOR VALUE RECEIVED, the undersigned ASCEND COMMUNICATIONS, INC. ("Borrower") promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank") at its office at Mt. Diablo Regional Commercial Banking Office, 1320 Willow Pass Road, Ste 440, Concord, California, or at such other place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of Twenty Five Million Dollars ($25,000,000.00), or so much thereof as may be advanced and be outstanding, with interest thereon, to be computed on each advance from the date of its disbursement (computed on the basis of a 360-day year, actual days elapsed) either (i) at a fluctuating rate per annum equal to the Prime Rate in effect from time to time, or (ii) at a fixed rate per annum determined by Bank to be one half of one percent (1/2%) above LIBOR published on the first day of the applicable Fixed Rate Term. When interest is determined in relation to the Prime Rate, each change in the rate of interest hereunder shall become effective on the date each Prime Rate change is announced within Bank. With respect to each LIBOR option selected hereunder, Bank is hereby authorized to note the date, principal amount, interest rate and Fixed Rate Term applicable thereto and any payments made thereon on Bank's books and records (either manually or by electronic entry) and/or on any schedule attached to this Note, which notations shall be prima facie evidence of the accuracy of the information noted.


A.   DEFINITIONS:


     As used herein, the following terms shall have the meanings set forth after each:



     1. "Business Day" means any day except a Saturday, Sunday or any other day designated as a holiday under Federal or California statute or regulation.



     2. "Fixed Rate Term" means a period commencing on a Business Day and continuing for one (1), three (3) or six (6) months, as designated by Borrower, during which all or a portion of the outstanding principal balance of this Note bears interest determined in relation to Bank's LIBOR; provided however, that no Fixed Rate Term may be selected for a principal amount less than One Hundred Thousand Dollars ($100,000.00); and provided further, that no Fixed Rate Term shall extend beyond the scheduled maturity date hereof. If any Fixed Rate Term would end on a day which is not a Business Day, then such Fixed Rate Term shall be extended to the next succeeding Business Day.



     3. "LIBOR" means the rate published in the Money Rates Section of the Wall Street Journal as the one (1), three (3) or six (6) month LIBOR (as applicable to the Fixed Rate Term in question) without regard to any reference in said Money Rates Section to contracts entered into subsequent to the date of publication.



     4. "Prime Rate" means at any time the rate of interest most recently announced within Bank at its principal office in San Francisco as its Prime Rate, with the understanding that the Prime Rate is one of Bank's base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as Bank may designate.


B.   INTEREST:


     1.  Payment of Interest.  Interest accrued on this Note shall be payable on
         -------------------
the last day of each month, commencing November 30, 1997.



     2.  Selection of Interest Rate Options.  At any time any portion of this
         ----------------------------------
Note bears interest determined in relation to LIBOR, it may be continued by Borrower at the end of the Fixed Rate Term applicable thereto so that all or a portion thereof bears interest determined in relation to the Prime Rate or in relation to LIBOR for a new Fixed Rate Term designated by Borrower. At any time any portion of this Note bears interest determined in relation to the Prime Rate, Borrower may convert all or a portion thereof so that it bears interest determined in relation to LIBOR for a Fixed Rate Term designated by Borrower.
At the time each advance is requested hereunder or Borrower wishes to select the LIBOR option for all or a portion of the outstanding principal balance hereof, and at the end of each Fixed Rate Term, Borrower shall give Bank notice specifying (a) the interest rate option selected by Borrower, (b) the principal amount subject thereto, and (c) if the LIBOR option is selected, the length of the applicable Fixed Rate Term. Any such notice may be given by telephone so long as, with respect to each LIBOR selection, (i) Bank receives written confirmation from Borrower not later than three (3) Business Days after such telephone notice is given, and (ii) such notice is given to Bank prior to 10:00 a.m., California time, on the first day of the Fixed Rate Term. For each LIBOR option requested hereunder, Bank will quote the applicable fixed rate to Borrower at approximately 10:00 a.m., California time, on the first day of the Fixed Rate Term. If Borrower does not immediately accept the rate quoted by Bank, any subsequent acceptance by Borrower shall be subject to a redetermination by Bank of the applicable fixed rate; provided however, that if Borrower fails to accept any such rate by 11:00 a.m., California time, on the Business Day such quotation is given, then the quoted rate shall expire and Bank shall have no obligation to permit a LIBOR option to be selected on such day. If no specific designation of interest is made at the time any advance is requested hereunder or at the end of any Fixed Rate Term, Borrower shall be deemed to have made a Prime Rate interest selection for such advance or the principal amount to which such Fixed Rate Term applied.



     3.  Additional LIBOR Provisions.  If Bank at any time shall determine that
         ---------------------------
for any reason adequate and reasonable means do not exist for ascertaining LIBOR, then Bank shall promptly give notice thereof to Borrower. If such notice is given and until such notice has been withdrawn by Bank, then (i) no new LIBOR option may be selected by Borrower, and (ii) any portion of the outstanding principal balance hereof which bears interest determined in relation to Bank's LIBOR, subsequent to the end of the Fixed Rate Term applicable thereto, shall bear interest determined in relation to the Prime Rate.


  4. Default Interest.  From and after the maturity date of this Note, or such
     ----------------
earlier date as all principal owing hereunder becomes due and payable by acceleration or otherwise, the outstanding principal balance of this Note shall bear interest until paid in full at an increased rate per annum (computed on the basis of a 360-day year, actual days elapsed) equal to two percent (2%) above the rate of interest from time to time applicable to this Note.

C.   BORROWING AND REPAYMENT:


     1.  Borrowing and Repayment.  Borrower may from time to time during the
         -----------------------
term of this Note borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions of this Note and of any document executed in connection with or governing this Note; provided however, that the total outstanding borrowings under this Note shall not at any time exceed the principal amount stated above. The unpaid principal balance of this obligation at any time shall be the total amounts advanced hereunder by the holder hereof less the amount of principal payments made hereon by or for any Borrower, which balance may be endorsed hereon from time to time by the holder. The outstanding principal balance of this Note shall be due and payable in full on June 30,1999.



     2.  Advances.  Advances hereunder, to the total amount of the principal sum
         --------
stated above, may be made by the holder at the oral or written request of (a) Mory Ejabat or Michael Ashby or Michael J. Johnson, any one acting alone, who are authorized to request advances and direct the disposition of any advances until written notice of the revocation of such authority is received by the holder at the office designated above, or (b) any person, with respect to advances deposited to the credit of any account of any Borrower with the holder, which advances, when so deposited, shall be conclusively presumed to have been made to or for the benefit of each Borrower regardless of the fact that persons other than those authorized to request advances may have authority to draw against such account. The holder shall have no obligation to determine whether any person requesting an advance is or has been authorized by any Borrower.



     3.  Application of Payments.  Each payment made on this Note shall be
         -----------------------
credited first, to any interest then due and second, to the outstanding principal balance hereof. All payments credited to principal shall be applied first, to the outstanding principal balance of this Note which bears interest determined in relation to the Prime Rate, if any, and second, to the outstanding principal balance of this Note which bears interest determined in relation to Bank's LIBOR, with such payments applied to the oldest Fixed Rate Term first.


D.   EVENTS OF DEFAULT:


     This Note is made pursuant to and is subject to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of November 30, 1995, as amended from time to time (the "Credit Agreement"). Any default in the payment or performance of any obligation under this Note, or any defined event of default under the Credit Agreement, shall constitute an "Event of Default" under this Note.


E.   MISCELLANEOUS:


     1.  Remedies.  Upon the occurrence of any Event of Default, the holder of
         --------
this Note, at the holder's option, may declare all sums of principal and interest outstanding hereunder to be immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are expressly waived by each Borrower, and the obligation, if any, of the holder to extend any further credit hereunder shall immediately cease and terminate. Each Borrower shall pay to the holder immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of the holder's in-house counsel), incurred by the holder in connection with the enforcement of the holder's rights and/or the collection of any amounts which become due to the holder under this Note, and the prosecution or defense of any action in any way related to this Note, including without limitation, any action for declaratory relief, and including any of the foregoing incurred in connection with any bankruptcy proceeding relating to any Borrower.



     2.  Regulatory Costs and Reserve Percentages.  Upon Bank's demand, Borrower
         ----------------------------------------
shall pay to Bank, in addition to all other amounts which may be, or become, due and payable under this Note any and all future, supplemental, emergency or other changes in Reserve Percentages (as defined below), assessment rates imposed by the Federal
Deposit Insurance Corporation, or similar requirements or costs imposed by any domestic or foreign governmental authority and related in any manner to LIBOR (collectively, "Regulatory Costs"), to the extent they are not internalized by calculation of LIBOR. Further, at Bank's option, LIBOR shall be automatically adjusted by adjusting the Reserve Percentage, as determined by Bank in its prudent banking judgment, from the date of imposition (or subsequent date selected by Bank) of any such Regulatory Costs. Bank shall give Borrower notice of any Regulatory Costs as soon as practicable after their occurrence, but Borrower shall be liable for any Regulatory Costs regardless of whether or when notice is so given. As used herein, "Reserve Percentage" shall mean at any time the percentage announced within Bank as the reserve percentage under Regulation D for loans and obligations making reference to LIBOR for a Fixed Rate Term or time remaining in a Fixed Rate Term, as appropriate; the Reserve Percentage shall be based on Regulation D or other regulations from time to time in effect concerning reserves for Eurocurrency Liabilities from related institutions as though Bank were in a net borrowing position, as promulgated by the Board of Governors of the Federal Reserve System or its successor.



     3.  Indemnification.  Borrower hereby agrees to indemnify and hold Bank
         ---------------
free and harmless from any loss or expense (including, without limitation, any loss or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by Bank to fund or maintain any LIBOR based advances which Bank may incur as a result of (a) a default by Borrower in payment when due of the principal amount or interest on any LIBOR based advance,
(b) Borrower's failure to make a borrowing, conversion or extension with respect to a LIBOR based advance after making a request therefor, (c) a prepayment (whether mandatory or otherwise) of a LIBOR based advance prior to the expiration of a related Fixed Rate Term, and (d) any demand for payment following default of a LIBOR Loan by Bank prior to the expiration of the related Fixed Rate Term. At the election of Bank such losses shall be conclusively deemed to consist of an amount equal to the sum of:



          (a) the interest that would have been received from Borrower on the amounts to be reemployed during the Fixed Rate Term (or remaining portion thereof) in question had Borrower not prepaid, repaid or failed to borrow, convert or extend, such funds, as the case may be, less



          (b) the return which Bank could have obtained had it placed such funds on deposit in the interbank dollar market selected by Bank in its sole discretion on the date of such prepayment, repayment or failure to borrow, convert or extend, as the case may be, and such funds had remained on deposit until the end of the relevant Fixed Rate Term.



     4.  Governing Law.  This Note shall be governed by and construed in
         -------------
accordance with the laws of the State of California, except to the extent Bank has greater rights or remedies under Federal law, whether as a national bank or otherwise, in which case such choice of California law shall not be deemed to deprive Bank of any such rights and remedies as may be available under Federal law.



ASCEND COMMUNICATIONS, INC.


By: ________________________
  Michael Ashby
  Executive Vice President and
  Chief Financial Officer